UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2010 (December 9, 2010)

AMERICAN DG ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34493 (Commission file number)	04-3569304 (IRS Employer Identification No.)

45 First Avenue, Waltham, MA 02451
(Address of principal executive officers, including zip code)

(781) 622-1120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On December 9, 2010, American DG Energy Inc., or the Company, entered into subscription agreements with selected investors for the purchase of units consisting, in the aggregate, of 500,000 shares of its common stock and warrants to purchase 500,000 shares of itscommon stock.  The subscription agreements provide for the purchase of the units at a purchase price of $2.50 per unit, and the warrants will have an exercise price of $3.25 per share of common stock. The warrants are exercisable for five years commencing six months after the closing of the offering.  The Company expects to issue and deliver the shares and the warrants on or about December 14, 2010, subject to satisfaction of customary closing conditions.  The Company expects to raise approximately $1,000,000 of net proceeds in the offering (after estimated expenses and placement agent’s commissions), and expects to use such proceeds for working capital purposes in connection with the development and installation of current and new energy systems, such as cogeneration systems and chillers.  The net proceeds may also be used for other general corporate purposes which may include, among other things, funding acquisitions, although we have no present commitments or agreements with respect to any such transactions.

A copy of the form of warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference.  The description of the warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1.  A copy of the form of subscription agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Canaccord Genuity Inc. (“Canaccord”) acted as placement agent, on a reasonable efforts basis, for the offering and will receive a placement fee equal to 6.0% of the gross proceeds of the offering (excluding any consideration that may be paid in the future upon exercise of the warrants).  The Company will also reimburse certain expenses incurred by Canaccord in the offering.  A copy of the Placement Agency Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference.

The offering was made pursuant to our shelf registration statement on Form S-3 (File No. 333-167392), which became effective on October 6, 2010.  A prospectus supplement relating to these securities is being filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve substantial risks and uncertainties.  All statements, other than statements of historical fact, included in this filing are forward-looking statements.  Forward-looking statements include, among other things, our expected proceeds raised from this offering and our expected use of such proceeds, and the expected delivery date of the securities being offered.  We have based these forward-looking statements on our current expectations and projections about future events.  Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties.  Therefore, you should not place undue reliance on our forward-looking statements.  We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The Company hereby files the following exhibits:

1.1	Placement Agency Agreement, dated as of December 9, 2010, between American DG Energy Inc. and Canaccord Genuity Inc.

4.1	Form of Warrant.

5.1	Opinion of Sullivan & Worcester LLP.

10.1	Form of Subscription Agreement.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2010	AMERICAN DG ENERGY INC.

	By:	/s/ Anthony S. Loumidis
Anthony S. Loumidis
Chief Financial Officer